SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒   Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to or Rule 14a-12

APPLIED IMAGING CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 16, 2006

TO THE STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Applied Imaging Corp., a Delaware corporation, will be held on Tuesday, May 16, 2006, at 9:00 a.m., local time, at our principal executive offices at 120 Baytech Drive, San Jose, California 95134, for the following purposes (as more fully described in the Proxy Statement accompanying this Notice):

1.	To elect two Class I directors to serve for terms of three years expiring upon the 2009 Annual Meeting of Stockholders or until their successors are elected;

2.	To approve an increase in the aggregate number of shares of common stock authorized for issuance under our 1998 Stock Plan, as amended, by 300,000 shares;

3.	To approve the adoption of a 2006 Employee Stock Purchase Plan, or Purchase Plan, and the reservation of a total of 175,000 shares of common stock for purchase under the Purchase Plan;

4.	To ratify the appointment of Burr, Pilger & Mayer LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006; and

5.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Only stockholders of record at the close of business on March 24, 2006, the record date, are entitled to notice of and to vote at the meeting.

All stockholders are cordially invited to attend the meeting. However, to assure your representation at the meeting, you are urged to authorize your proxy vote by: (1) accessing the internet web site, (2) calling the toll free number, or (3) marking, signing, dating and returning the enclosed Proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a Proxy.

FOR THE BOARD OF DIRECTORS

/s/    ROBIN STRACEY

Robin Stracey

President and Chief Executive Officer

San Jose, California

April 18, 2006

APPLIED IMAGING CORP.

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed Proxy is solicited on behalf of the Board of Directors of Applied Imaging Corp., a Delaware corporation, for use at the Annual Meeting of Stockholders, or Annual Meeting, to be held on Tuesday, May 16, 2006, at 9:00 a.m., local time, or at any adjournment thereof. The Annual Meeting will be held at our offices at 120 Baytech Drive, San Jose, California 95134. The telephone number at that meeting location is (408) 719-6400.

This Proxy Statement and accompanying proxy card is expected to be mailed on or about April 18, 2006, to all stockholders entitled to vote at the meeting.

Record Date and Principal Share Ownership

Stockholders of record at the close of business on March 24, 2006, the Record Date, are entitled to notice of and to vote at the meeting. We have one class of shares outstanding, designated common stock, $0.001 par value per share. On the Record Date, 5,588,593 shares of our common stock were issued and outstanding and held of record by approximately 127 stockholders. No shares of our preferred stock were outstanding.

Revocability of Proxies

Any Proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Inspector of Elections at our principal offices a written notice of revocation or a duly executed Proxy bearing a later date or by attending the meeting and voting in person.

Voting and Solicitation

Each stockholder is entitled to one vote for each share held as of the Record Date. Stockholders will not be entitled to cumulate their votes in the election of directors.

The cost of soliciting proxies will be borne by us. We expect to reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of our directors, officers and regular employees, without additional compensation, personally or by telephone or facsimile.

Quorum; Abstentions; Broker Non-Votes

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections appointed for the meeting and will determine whether or not a quorum is present.

The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of common stock issued and outstanding on the Record Date. Shares that are voted “FOR”, “AGAINST” or “WITHHELD FROM” a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting, or the Votes Cast, with respect to such matter.

While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, we believe that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business; and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, we intend to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

Broker non-votes are counted towards a quorum but are not counted for any purpose in determining whether a proposal has been approved.

Any Proxy which is returned using the form of Proxy enclosed and which is not marked as to a particular item will be voted for each of the proposals stated in the Proxy, and as the Proxy holders deem advisable on other matters that may come before the meeting.

Deadline for Receipt of Stockholder Proposals for 2007 Annual Meeting

For a stockholder proposal to be considered for inclusion in our proxy statement for the annual meeting to be held in 2007, the written proposal must be received by our corporate Secretary at our principal executive offices no later than December 19, 2006. If the date of next year’s annual meeting is moved more than 30 days before or after the anniversary date of this year’s annual meeting, the deadline for inclusion of proposals in our proxy statement is instead a reasonable time before we begin to print and mail its proxy materials. Such proposals must comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended, and any other applicable rules established by the U.S. Securities and Exchange Commission, or the SEC. Stockholders interested in submitting such a proposal are advised to contact knowledgeable legal counsel with regard to the detailed requirements of applicable securities laws.

You may propose director candidates for consideration by our Board. Any such recommendations should include the nominee’s name and qualifications for Board membership and should be directed to the “Secretary” at the address of our principal executive offices. In addition, our Bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our Bylaws, as well as a statement by the nominee consenting to being named as a nominee and to serve as a director if elected. In addition, the stockholder must give timely notice to our corporate Secretary in accordance with the provisions of our Bylaws, which require that the notice be received by our corporate Secretary no later than December 19, 2006.

IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, AND RETURN IT IN THE ENCLOSED ENVELOPE, OR AUTHORIZE THE PROXY VOTE BY TELEPHONE OR INTERNET PURSUANT TO THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD. YOUR STOCK WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS YOU HAVE GIVEN IN THE PROXY. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED BY SIGNING AND RETURNING A LATER-DATED PROXY WITH RESPECT TO THE SAME SHARES, BY FILING WITH OUR INSPECTOR OF ELECTIONS A WRITTEN REVOCATION BEARING A LATER DATE OR BY ATTENDING AND VOTING IN PERSON AT THE ANNUAL MEETING.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to us with respect to the beneficial ownership of our common stock as of March 24, 2006, by (i) each person who is known to us to own beneficially more than 5% of the outstanding shares of common stock; (ii) each director and nominee for election; (iii) each executive officer named in the Summary Compensation Table under the heading “Executive Officer Compensation;” and (iv) all directors and executive officers as a group.

The number of shares beneficially owned by each entity, person, director or executive officer is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the individual has the sole or shared voting power or investment power and any shares that the individual has the right to acquire within 60 days of March 24, 2006, our Record Date, through the exercise of any stock option or other right. The number and percentage of shares beneficially owned is computed on the basis of 5,588,593 shares of our common stock outstanding as of the Record Date. The information in the following table regarding the beneficial owners of more than 5% of the our common stock is based upon information supplied by principal stockholders or Schedules 13D and 13G filed with the SEC.

Shares of our common stock that a person has the right to acquire within 60 days of the Record Date are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group. The address for those persons for which an address is not otherwise provided is c/o Applied Imaging Corp., 120 Baytech Drive, San Jose, California 95134.

Name and Address	Shares Beneficially Owned	Approximate Percent Owned (1)
Individuals and Entities Affiliated with Special Situations Funds (2)	844,099	14.7%
527 Madison Avenue, Suite 2600
New York, NY 10022

Roaring Fork Capital SBIC, L.P. (3)	761,615	13.3%
8400 E. Prentice Avenue, Suite 745
Greenwood Village CO 80111

Individuals and Entities Affiliated with SF Capital Partners Ltd. (4)	516,700	9.1%
153 East 53rd St, Suite 51
New York, NY 10002

Individuals and Entities Affiliated with Diker Micro-Value Fund, L.P. (5)	328,608	5.9%
745 Fifth Avenue, Suite 1409
New York, NY 10151
Robin Stracey (6)	217,120	3.7%
Terence Griffin (6)	123,465	2.2%
Diane Day (6)	96,666	1.7%
Jack Goldstein (6) (7)	88,125	1.6%
Carl Hull (6)	55,887	1.0%
Kirk Raab (6)	36,875	*
John F. Blakemore, Jr. (6)	35,065	*
Padraig O’Kelly (6) (8)	24,401	*
Andre Marion (6)	18,675	*
Pablo Valenzuela (6)	16,250	*

All executive officers and directors as a group (10 persons) (6)	712,529	11.4%

*	Less than 1%.

(1)	Applicable percentage ownership is calculated by dividing (a) that stockholder’s beneficial ownership by (b) 5,588,593 shares of common stock outstanding as of March 24, 2006 together with applicable options or warrants for such stockholder. Beneficial ownership is determined in accordance with the rules of the SEC.

(2)	Consists of 275,425 shares and warrants to purchase 61,738 shares held by Special Situations Fund III QP, L.P., 24,142 shares of common stock and warrants to purchase 5,412 shares held by Special Situations Fund III, L.P., 299,318 shares and warrants to purchase 52,875 shares held by Special Situations Private Equity Fund, L.P. and 102,359 shares and warrants to purchase 22,850 shares held by Special Situations Cayman Fund, L.P. Austin W. Marxe and David M. Greenhouse, who are the controlling principals of AWM Investment Company, Inc., or AWM, the general partner of and investment adviser to Special Situations Cayman Fund, L.P., reported having shared voting and dispositive power over the shares held thereby. AWM also serves as the general partner of MGP Advisers Limited Partnership, the general partner of and investment adviser to Special Situations Fund III, L.P. and Special Situations Fund III QP, L.P. Marxe and Greenhouse are also members of MG Advisers L.L.C., the general partner of and investment adviser to Special Situations Private Equity Fund, L.P.

(3)	Consists of 609,292 shares and warrants to purchase 152,323 shares. The shares are reported as directly owned by RFLP. RFLLC is the sole general partner of RFLP. Each of Eugene McColley, James Rothe and G. Michael Machens are the managers of RFLLC and report having sole voting and dispositive power over the shares.

(4)	Consists of 431,700 shares and warrants to purchase 85,000 shares. The shares are reported as directly owned by SF Capital Partners Ltd. Stark Offshore Management, LLC, or Stark Offshore, acts as investment manager for, and has sole power to direct the management of, SF Capital. Each of Michael A. Roth and Brian J. Stark, the managing members of Stark Offshore Management, LLC, also report having shared voting and dispositive power over the shares.

(5)	Consists of 311,108 shares and warrants to purchase 17,500 shares. The shares are reported as directly owned by Diker Micro-Value Fund, LP. Diker GP, LLC, the general partner of Diker Micro-Value Fund, LP reports having shared voting and dispositive power over the shares directly owned by Diker Micro-Value Fund, LP. Diker Management, LLC. and certain accounts managed by Diker Management, LLC also reports having shared voting and dispositive power over the shares directly owned by Diker Micro-Value Fund, LP. Diker Management, LLC is the investment manager of Diker Value-Tech Fund, LP and the investment advisor of the accounts managed by it. Each of Charles M. Diker and Mark N. Diker, the managing members of each of Diker GP, LLC and Diker Management, LLC, also report having shared voting and dispositive power over the shares reported as beneficially owned by Diker GP, LLC and Diker Management LLC.

(6)	Includes shares issuable upon exercise of options exercisable within 60 days of March 24, 2006 as follows: Mr. Stracey, 207,500 shares; Mr. Griffin 116,250 shares; Ms. Day 77,499 shares; Mr. Hull 52,500 shares; Mr. Raab 33,750 shares; Mr. Blakemore 15,000 shares; Mr. O’Kelly 24,401 shares, Mr. Marion 17,500 shares; Mr. Valenzuela 16,250 shares; all directors and executive officers as a group, 645,650 shares.

(7)	Mr. Goldstein declined to stand for re-election as a member of the Board of Directors on April 3, 2006.

(8)	Mr. O’Kelly’s employment with us terminated on February 23, 2006.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, officers and beneficial owners of more than 10% of our common stock to file with SEC initial reports of ownership and reports of changes in ownership of common stock and our other equity securities. Based solely on our review of the copies of such reports received by us, or written representations from reporting persons, we believe that during the fiscal year ended December 31, 2005, our officers, directors and holders of more than 10% of our common stock complied with all Section 16(a) filing requirements.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Directors and Nominees for Director

Pursuant to our Restated Certificate of Incorporation and Bylaws, our Board of Directors is currently comprised of eight persons, divided into three classes serving staggered terms of three years. Currently, there are three directors in Class I, two directors in Class II, and two directors in Class III. There is one unfilled director position each in Class I and II. Two Class I directors are to be elected at the Annual Meeting. The Class II and Class III directors will be elected at our 2007 and 2008 Annual Meetings of Stockholders, respectively. Each of the two Class I directors elected at the Annual Meeting will hold office until the 2009 Annual Meeting of Stockholders, or until the earlier of their resignation or removal.

In the event that any nominee for director becomes unavailable or declines to serve as a director at the time of the Annual Meeting, the Proxy holders will vote the Proxies in their discretion for any nominee who is designated by the current Board of Directors to fill the vacancy. It is not expected that any of the nominees will be unavailable to serve.

The names of the two Class I nominees for election to the Board of Directors at the Annual Meeting, their ages as of the Record Date, and certain information about them are set forth below. The names of the current Class II and Class III directors with unexpired terms, their ages as of the Record Date, and certain information about them are also stated below.

Name	Age	Position	Director Since
Nominees for Class I Directors
Carl W. Hull	48	Vice President and General Manager, SDS/Arrays, Applied Biosystems, Inc.	2000
Robin Stracey	47	President and Chief Executive Officer, Applied Imaging Corp.	2005

Continuing Class II Directors
John F. Blakemore, Jr. (1) (2)	66	Consultant. Director of General Lasertronics Corp.	1987
G. Kirk Raab (2)	70	Chairman, Applied Imaging Corp. Chairman of Protalex Inc. and Director of Connetics, Inc.	1996

Continuing Class III Directors
Andre F. Marion (1)	70	Consultant. Director of Molecular Devices Corp.	1995
Pablo Valenzuela, Ph.D. (1) (2)	64	President, Bios Chile.	1999

(1)	Member of Audit Committee, and Nominating and Corporate Governance Committee.
(2)	Member of Compensation Committee.

There are no family relationships among of our any directors or executive officers. The Board of Directors has determined that directors Marion, Valenzuela, Blakemore and Raab are independent directors under the listing standards of the NASDAQ Stock Market.

Directors to be Elected at the Annual Meeting

Carl W. Hull has been a director since May 2000. Mr. Hull is Vice President and General Manager of the SDS/Arrays division of Applied Biosystems, Inc. Prior to joining Applied Biosystems in January 2005, Mr. Hull held a variety of positions with us. Mr. Hull joined us as Vice President of Worldwide Marketing in August 1997. In January 1999 he also became Vice President of Sales. In September 1999, Mr. Hull was appointed

President and Chief Operating Officer. In January 2001 he was appointed as our President and Chief Executive Officer. From 1982 to 1996, he served in various marketing and sales management positions at Abbott Laboratories. Mr. Hull received his M.B.A. from the University of Chicago and a B.A. in Political Science and International Relations at The Johns Hopkins University.

Robin Stracey has been a director since December 2005. Mr. Stracey joined us in November 2003 as President and Chief Operating Officer. Mr. Stracey has over 20 years of diagnostic and life sciences experience, and an extensive international operating background. Mr. Stracey was promoted as Chief Executive Officer in January 2005. Prior to joining Applied Imaging, Mr. Stracey was the Vice President and General Manager of a Chromatography and Mass Spectrometry business unit of Thermo Electron Corporation, where he was responsible for all aspects of a business unit providing sophisticated capital equipment and consumables to drug discovery, clinical and life sciences customers worldwide. Mr. Stracey was also previously a Corporate Vice President of Dade Behring and the General Manager of Syva Inc., a leading supplier of specialized diagnostic reagents. Mr. Stracey has a BSc degree with honors in life sciences from the University of Nottingham in the United Kingdom. He is a graduate of the Executive Program at the Stanford University Graduate School of Business.

Directors Whose Terms Extend Beyond the Annual Meeting

Andre F. Marion has been a director since November 1995. Mr. Marion was a founder of Applied Biosystems, Inc., a supplier of instruments for biotechnology research, and served as its Chief Executive Officer from 1986 to 1993, and its Chairman of the Board from 1987 to February 1993, when it merged with the Perkin Elmer Corporation, a manufacturer of analytical instruments. Mr. Marion served as Vice President of Perkin Elmer and President of its Applied Biosystems Division until his retirement in February 1995. Mr. Marion is an independent consultant and also a director of Molecular Devices Corp. Mr. Marion holds a degree in engineering from the French Ecole Nationale Superieure d’Ingenieurs Arts et Metiers in both Mechanical and Electronic Engineering.

Pablo Valenzuela Ph.D. has been a director since April 1999. Dr. Valenzuela, has over 20 years of experience in the biotechnology industry, and is currently President and founder of Bios Chile. Dr. Valenzuela was a co-founder of Chiron Corporation and served as Chiron’s Senior Vice President, Biological Research and Development until his retirement in 2000. Dr. Valenzuela holds a Ph.D. from Northwestern University.

John F. Blakemore, Jr. has been a director since December 1987 and has 30 years of general and financial management experience. Since 1987 he has been an independent investor and consultant. Mr. Blakemore was also a director, Vice President and CFO of Pro-Log Corp., an industrial computer company. Mr. Blakemore holds a B.S. in Mechanical Engineering and an M.B.A. from Stanford University.

G. Kirk Raab has been a director since 1996 and was elected Chairman of the Board in November 2002. From 1985 to January 1990, Mr. Raab served as President, Chief Operating Officer and a Director of Genentech, Inc., and from January 1990 to July 1995, he served as Genentech’s President, Chief Executive Officer and a Director. Prior to joining Genentech, Inc. in 1985, Mr. Raab was President, Chief Operating Officer, and a Director of Abbott Laboratories, and before that, held executive positions with Beecham Group, A.H. Robins and Pfizer, Inc. He is also Chairman of Protalex Inc., a Director of Connetics Corporation and a director of various private companies. Mr. Raab is a Trustee Emeritus of Colgate University and an honorary fellow of Exeter College of Oxford University, England. He holds an A.B. degree from Colgate University.

Required Vote

The two nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as Class I directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no other legal effect under Delaware law.

Board of Directors Meetings and Committees

The Board of Directors held 9 regular meetings during the year ended December 31, 2005. Director Jack Goldstein, who is not standing for reelection, and current director Marion attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors. No other incumbent director attended fewer than 75% of the Board held during the year ended December 31, 2005. All of the directors attended our previous annual meeting.

The Board of Directors has an Audit Committee, Compensation Committee and a Nominating and Corporate Governance Committee. From time to time, the Board has created various ad hoc committees for special purposes. No such committee is currently functioning.

The Audit Committee, consists of directors Blakemore, Marion, and Valenzuela, all of whom are independent under the listing standards of the NASDAQ Stock Market. The Audit Committee reviews our internal accounting procedures, and reviews with management and our independent accountants our audited financial statements and quarterly reports that are filed with the SEC. The Audit Committee is also responsible for evaluating the performance and fees of our independent accountants and recommending to the Board the appointment of our independent accountants. The Audit Committee does not have a member who meets the requirements of an audit committee financial expert as defined by the SEC. The Board of Directors believes that the requisite skills are available in the Audit Committee, or outside of the Audit Committee on a contract basis, to fulfill the obligations of the Committee. The Audit Committee held 7 meetings in 2005. Committee member Marion attended fewer than 75% of the aggregate of the total number of meetings of the Audit Committee.

The Compensation Committee consists of directors Blakemore, Raab and Valenzuela, all of whom are independent under the listing standards of the NASDAQ Stock Market. The Compensation Committee reviews and recommends to the Board the compensation and benefits of all of our executive officers and establishes and reviews general policies relating to compensation and benefits of our employees. The Compensation Committee held 3 meetings in 2005. Committee member Valenzuela attended fewer than 75% of the aggregate of the total number of meetings of the Compensation Committtee.

The Nominating and Corporate Governance Committee, or the Nominating Committee, consists of directors Blakemore, Marion, and Valenzuela, all of whom are independent under the listing standards of the NASDAQ Stock Market. The Nominating Committee assists the Board in identifying qualified individuals to become directors, determines the composition of the Board and its committees, monitors the process to assess Board effectiveness and helps develop and implement our corporate governance guidelines. The Nominating Committee did not hold a meeting in 2005.

The consideration of any candidate for director will be based on the Nominating Committee’s assessment of the individual’s background, skills and abilities, and if such characteristics qualify the individual to fulfill the needs of the Board at that time. The Nominating Committee does not assign any particular weighting or priority to any particular factor it may consider. Candidates for director may be identified by management, other directors or by advisors to us. The Nominating Committee may employ an executive search firm to assist it in future searches for potential board candidates.

The Audit, Compensation and Nominating Committees operate under written charters adopted by the Board. These charters are available on our website at http://www.aicorp.com.

Code of Business Ethics

We have a Code of Business Ethics, or the Code, that applies to all employees and officers. In 2004, the Code was extended to apply to directors. In addition, the Chief Executive Officer, Chief Financial Officer and all members of our Finance Department are bound by our Financial Code of Ethics specified within the Code. The Code is an Exhibit to our Form 10-K filed with the SEC on April 5, 2004 and is available on our website at www.aicorp.com. We will post any amendment to the Code as well as any waivers that are required to be disclosed by the rules of the SEC on our website.

Communications With Directors

Stockholders may communicate concerns to any director, committee member or the Board by writing to our Corporate Secretary at our offices at 120 Baytech Drive, San Jose, California 95134 with a request to forward the same to the intended recipient. In general, all stockholder communication delivered to our Corporate Secretary for forwarding to the Board or specified Board members will be forwarded in accordance with the stockholder’s instructions. However, the Corporate Secretary reserves the right to not forward to Board members any abusive, threatening or otherwise inappropriate materials.

Compensation of Directors

All directors other than Robin Stracey receive $1,200 per regular meeting attended, and all directors receive reimbursement of travel expenses from us for their service as members of the Board of Directors. Mr. Raab receives $50,000 per year for his services as Chairman of the Board. Committee members receive $500 for attendance at committee meetings, unless the committee meets on the same dame day as a Board of Directors meeting. Each director who is not also an employee or consultant, an Outside Director, receives an option to purchase 25,000 shares upon joining the Board of Directors and may receive subsequent annual options to purchase up to 10,000 shares. It is expected that, consistent with past grants to Outside Directors, each option granted will become exercisable ratably over a four-year period. The term of such options has been and is expected to be ten years from the date of grant, provided that such options shall terminate three months following the termination of the optionee’s status as a director (or twelve months if the termination is due to death or disability.) The exercise price of all options granted has been and is expected to be equal to the fair market value of our common stock on the date of the grant, as determined in accordance with the applicable option plan.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE NOMINEES SET FORTH HEREIN.

EXECUTIVE OFFICERS

Our executive officers, who are appointed by the board of directors, are as follows:

Name	Age	Position
Robin Stracey	47	President and Chief Executive Officer, Director
Terence J. Griffin (1)	43	Corporate Vice President and Chief Financial Officer
Diane C. Day	52	Corporate Vice President, RA/QA and Clinical Affairs

(1)	Mr. Griffin was appointed as our Corporate Vice President and Chief Financial Officer on March 2, 2005.

Robin Stracey joined us in November 2003 as President and Chief Operating Officer. Mr. Stracey has over 20 years of diagnostic and life sciences experience, and an extensive international operating background. Mr. Stracey was promoted as Chief Executive Officer in January 2005. Prior to joining Applied Imaging, Mr. Stracey was the Vice President and General Manager of a Chromatography and Mass Spectrometry business unit of Thermo Electron Corporation, where he was responsible for all aspects of a business unit providing sophisticated capital equipment and consumables to drug discovery, clinical and life sciences customers worldwide. Mr. Stracey was also previously a Corporate Vice President of Dade Behring and the General Manager of Syva Inc., a leading supplier of specialized diagnostic reagents. Mr. Stracey has a BSc degree with honors in life sciences from the University of Nottingham in the United Kingdom. He is a graduate of the Executive Program at the Stanford University Graduate School of Business.

Terence J. Griffin joined us in March 2005 as Corporate Vice President and Chief Financial Officer. Mr. Griffin was previously a consultant to our Audit Committee. Prior to joining Applied Imaging, Mr. Griffin was the Vice President, Chief Financial Officer and Secretary of Symphonix Devices, Inc., a medical technology company that developed products to improve communication ability and quality of life for the hearing-impaired. Prior to Symphonix, Mr. Griffin was Vice President and Chief Financial Officer of Zangle, Inc., a software company providing real-time student information to parents via the internet. Prior to Zangle, Mr. Griffin was Sr. Vice President and Chief Financial Officer of Insync Systems Inc. a manufacturer of sub systems for the semiconductor industry. Mr. Griffin received a BS in accounting from Loyola Marymount University and is a CPA.

Diane C. Day joined us in May 2000 as Corporate Vice President, Regulatory, Clinical and Quality. Ms. Day has over 15 years experience in regulatory affairs, clinical trials, and quality systems. Most recently, she was Vice President of Regulatory Affairs and Quality for Abaxis, Inc., a medical products company manufacturing point-of-care blood analysis systems. Prior to that, Ms. Day held a number of regulatory, clinical, and quality management positions with Chiron Corporation and Ciba Corning Diagnostics from July 1990 to July 1997. Ms. Day holds a Bachelor in Biological Sciences from San Francisco State University and an M.B.A. from Notre Dame University, Belmont CA.

EXECUTIVE COMPENSATION

Executive Officer Compensation

Summary Compensation Table. The following table sets forth information for the years ended December 31, 2003, 2004 and 2005 regarding the compensation of our Chief Executive Officer and each of our four other most highly compensated executive officers whose total annual salary and bonus for such fiscal years were in excess of $100,000 in 2005, or the Named Executive Officers.

Summary Compensation Table

					Long Term Compensation
Name and Principal Position		Annual Compensation		All Other Annual Compensation ($)	Securities Underlying Options	All Other Compensation ($)
	Year	Salary ($)	Bonus ($)
Robin Stracey President and Chief Executive Officer	2005	263,167	20,000	—	157,500	6,461	(3)
	2004	233,004	40,000	—	—	6,672	(3)
	2003	29,125	—	—	50,000	—	(3)

Diane C. Day Corporate Vice President, RA/QA and Clinical Affairs	2005	175,000	15,490	—	25,000	6,119	(4)
	2004	148,750	—	—	10,000	5,846	(4)
	2003	140,000	—	—	10,000	4,581	(4)

Terence Griffin (1) Corporate Vice President and Chief Financial Officer	2005	161,875	50,000	—	116,250	88,788	(5)
	2004	—	—	—	—	—
	2003	—	—	—	—	—

Brandon Steele Vice President Commercial Operations, Americas/Asia Pacific	2005	112,000	98,787	—	30,000	591	(6)
	2004	101,333	32,016	—	500	486	(6)
	2003	—	—	—	—	—

Padraig S. O’Kelly (2) Managing Director of Applied Imaging International	2005	162,448	17,276	—	—	28,986	(7)
	2004	160,190	—	—	10,000	22,609	(7)
	2003	136,700	—	—	13,750	19,295	(7)

(1)	Mr. Griffin was appointed as our Corporate Vice President and Chief Financial Officer on March 2, 2005.

(2)	Mr. O’Kelly’s employment with us terminated on February 24, 2006.

(3)	For 2005 consists of $5,428 contributed to our retirement plan and $1,033 in insurance premiums paid by us; for 2004 consists of $4,668 contributed to our retirement plan and $2,004 in insurance premiums paid by us.

(4)	For 2005 consists of $5,304 contributed to our retirement plan and $814 in insurance premiums paid by us; for 2004 consists of $4,482 contributed to our retirement plan and $1,364 in insurance premiums paid by us; and for 2003, consists of $3,850 contributed to our retirement plan and $731 in insurance premiums paid by us.

(5)	For 2005 consists of $3,179 contributed to our retirement plan, $594 in insurance premiums paid by us and $85,016 for consulting services rendered in 2004 & 2005 and paid prior to employment.

(6)	For 2005 consists of $591 in insurance premiums paid by us; and for 2004 consists of $486 in insurance premiums paid by us.

(7)	For 2005 consists of $8,757 contributed to a private pension scheme, $12,670 car allowance paid by us and $7,559 private medical insurance paid by us; for 2004 consists of $9,099 contributed to a private pension scheme and $13,510 car allowance paid by us; and for 2003, consists of $7,766 contributed to a private pension scheme and $11,529 car allowance paid by us.

Option Grants in Last Fiscal Year. The following table sets forth each grant of stock options made during the fiscal year ended December 31, 2005 to each of the Named Executive Officers:

Option Grants in Fiscal 2005

Name	Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (5)
	Number of Securities Underlying Options Granted (1)	% of Total Options Granted to Employees in Fiscal 2005 (2)	Exercise or Base Price ($/Sh)		Expiration Date
						5% ($)	10% ($)
Robin Stracey	37,500	7.1%	$2.28	(3)	3/31/15	$53,770	$136,265
	120,000	22.6%	1.21	(4)	12/21/15	91,316	231,411
Diane Day	25,000	4.7%	1.21	(4)	12/21/15	19,024	48,211
Terence Griffin	56,250	10.6%	2.28	(3)	3/31/15	80,656	204,398
	60,000	11.3%	1.21	(4)	12/21/15	45,658	115,706
Brandon Steele	30,000	5.7%	1.21	(4)	12/21/15	22,829	57,853
Padraig O’Kelly	—	—	—		—	—	—

(1)	Options were granted under the 1998 Plan and generally vest over four years from the date of commencement of employment.

(2)	Based on an aggregate of 530,125 options granted by us in the year ended December 31, 2005 to our employees and consultants, including the Named Executive Officers.

(3)	The exercise price per share of each option with expiration date on March 31, 2015 was equal to the closing price of the common stock at close of market on the last trading day before the date of grant as determined by the Board of Directors, and the exercise price per share of each option with expiration date on December 21, 2015 was equal to the closing price of the common stock at close of market on the date of grant as determined by the Board of Directors.

(4)	The exercise price per share of each option was equal to the closing price of the common stock at close of market on the date of grant as determined by the Board of Directors.

(5)	The potential realizable value is calculated based on the term of the option at its time of grant (ten years). It is calculated assuming that the fair market value of our common stock on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. The assumed rates of appreciation are specified in SEC rules and do not represent our estimate or projection of future stock prices. Actual gains, if any, resulting from stock option exercises and common stock holdings are dependent on the future performance of the common stock and the option holders’ continued employment through the vesting period. There can be no assurance that the amounts reflected in this table will be achieved.

Option Exercises in Last Fiscal Year and Fiscal Year End Option Values. No stock option exercises occurred during the year ended December 31, 2005 by the Named Executive Officers.

Equity Compensation Plan Information

The following table sets forth the information with respect to equity compensation plans at December 31, 2005.

Plan Category	Number of securities to be issued upon exercise of outstanding options (a)	Weighted-average exercise price of outstanding options (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,076,903	4.45	26,039	(1)
Equity compensation plans not approved by security holders	—		—

Total	1,076,903	$4.45	26,039

(1)	These are shares that were available for issuance under the 1998 Incentive Stock Option Plan as of December 31, 2005.

Employment Agreements, Termination of Employment and Change in Control Arrangements

With the exception of Mr. Steele, each of our executive officers listed on page 9 has entered into an Employment Agreement that provides for severance benefits in the event of involuntary termination. In the case of involuntary termination following our change of control, the severance benefits include full vesting of all outstanding stock options and the payment of salary and health coverage for a period of time following such termination. All executive officers are employed “at-will” and their employment may be terminated at any time by either us or the employee.

In October 2001, as amended February 2002, we established The Applied Imaging Corp. Retention Incentive Program to provide retention incentives to officers and outside directors in the event of our change in control, and approval by the Board of Directors of any such incentive payment. Outside directors will be entitled to receive $50,000 and officers will be entitled to receive 50% of their annual salary.

On March 24, 2005, the Compensation Committee of Applied Imaging Corp.’s board of directors approved and on March 28, 2005 we executed, employment agreements with Robin Stracey, our President and Chief Executive Officer, or the Stracey Employment Agreement, and with Terry Griffin, our Corporate Vice President and Chief Financial Officer, or the Griffin Employment Agreement.

Pursuant to the Stracey Employment Agreement, Mr. Stracey is entitled to an annual base salary of $260,000 and an annual bonus with a target performance rate equal to 50% of Mr. Stracey’s annual base salary and a maximal goal achievement and superior corporate performance rate equal to up to 75% of Mr. Stracey’s annual base salary. Mr. Stracey is entitled to receive an option exercisable for 37,500 shares to purchase shares of our common stock, subject to our customary vesting terms. Mr. Stracey is an at-will employee and either party may terminate the Stracey Employment Agreement at any time. Upon our change of control, all stock options granted to Mr. Stracey will become fully vested. In the event Mr. Stracey is terminated without cause or is involuntarily terminated within 12 months after our change of control, Mr. Stracey will receive a severance payment equal to 12 months of his base salary, additional vesting benefits and continued health coverage.

Pursuant to the Griffin Employment Agreement, Mr. Griffin is entitled to an annual base salary of $195,000 and an annual bonus with a target performance rate equal to up to 30% of Mr. Griffin’s annual base salary. Mr. Griffin is entitled to receive an option exercisable for 50,000 shares to purchase shares of our common stock, subject to our customary vesting terms. Mr. Griffin is an at-will employee and either party may terminate the Griffin Employment Agreement at any time. Upon our change of control, all stock options granted to Mr. Griffin will become fully vested. In the event Mr. Griffin is terminated without cause or is involuntarily terminated within 12 months after our change of control, Mr. Griffin will receive a severance payment equal to 6 months of his base salary, additional vesting benefits and continued health coverage.

Our Board of Directors approved equity and cash incentives to enhance benefits designed to retain our employees as the Board considers strategic alternatives. The cash component is payable upon the earlier of (i) January 1, 2007, (ii) six months after our change of control, or (iii) involuntary termination of the employee at any time after October 1, 2006 or the earlier entry into a term sheet for a change of control. We presently anticipate this cash incentive to involve payment of a maximum of $325,000. The Board also approved an equity component consisting of the grant of stock options exercisable for an aggregate of 226,000 shares of common stock pursuant to our 1998 Stock Option Plan. The shares vest over four years, but vesting is fully accelerated upon the earlier to occur of (i) six months after our change of control, or (ii) the individual’s involuntary termination following our execution of a term sheet for a change of control. To facilitate the stock option grants, our Board members and Padraig S. O’Kelly, our then Managing Director of Applied Imaging International, voluntarily tendered certain of their existing out-of-the-money stock options for cancellation, which, in the aggregate, have resulted in the return of a total of 226,495 shares to the 1998 Stock Option Plan.

In addition, the Board approved cash and equity incentives to retain Bill Cook, Vice President, Strategy and Business Development for our circulating tumor cell initiative, Terry Griffin, our Chief Financial Officer, and Robin Stracey, our Chief Executive Officer. The cash component is payable on January 1, 2007 if a definitive agreement to consummate a change of control has not yet been executed and consists of payments of $87,500, $146,250, and $260,000 to Messrs. Cook, Griffin, and Stracey, respectively. In no event shall such payments exceed 50% of the net cash then available to us; we will make arrangements to pay amounts in excess thereof in stock, if available. In the event we execute a definite agreement to consummate a change of control transaction and such transaction is ultimately consummated, these executives shall receive the greater of (i) the cash incentives set forth above or (ii) 7.5% of the total proceeds of such transaction. In addition to the foregoing cash incentives, the Board approved options exercisable for 30,000, 60,000, and 120,000 shares of common stock to Messrs. Cook, Griffin, and Stracey, respectively. The shares vest over four years, but vesting is fully accelerated upon the earlier to occur of (i) six months after our change of control, or (ii) the individual’s involuntary termination following our execution of a term sheet for a change of control.

Board Compensation Committee Report on Executive Compensation

The following is provided to stockholders by the members of the Compensation Committee of the Board of Directors:

The Compensation Committee of the Board of Directors, or the Committee, comprising three outside directors, is responsible for the administration of our compensation programs. These include establishing base salary for executive officers and both annual and long-term incentive compensation programs for all employees. Our compensation programs are designed to provide a competitive level of total compensation and include incentive and equity ownership opportunities linked to our performance and stockholder return.

Compensation Philosophy: Our overall executive compensation philosophy is based on a series of guiding principles derived from our values, business strategy, and management requirements. These principles are summarized as follows:

•	Provide competitive levels of total compensation which will enable us to attract and retain the best possible executive talent;

•	Motivate executives to achieve optimum performance for us;

•	Align the financial interests of executives and stockholders through equity-based plans;

•	Provide a total compensation program that recognizes individual contributions as well as overall business results.

Compensation Program: The Committee is responsible for reviewing and recommending to the Board the compensation and benefits of all of our officers and establishes and reviews general policies relating to compensation and benefits of our employees. The Committee is also responsible for the administration of our stock option plans and for such other responsibilities as delegated by the Board from time to time. There are three major components to our executive compensation: base salary, incentive bonuses and long-term incentives in the form of stock options.

1. Base Salary. In setting compensation levels for executive officers, the Committee reviews competitive information relating to compensation levels for comparable positions at medical product, biotechnology, and high technology companies. In addition, the Committee may, from time to time, hire compensation and benefit consultants to assist in developing and reviewing overall salary strategies. Individual executive officer base compensation may vary based on time in position, assessment of individual performance, salary relative to internal and external equity and critical nature of the position relative to our success.

2. Incentive Bonuses. The incentive bonus program provides a variable compensation opportunity for the executive officers. A pay out, if any, is based on the discretion of the Board and on a combination of corporate financial performance and individual officer performance relative to achievement of pre-established specified strategic objectives (e.g., new product development milestones, marketing/sales results, productivity enhancements and regulatory applications and approvals).

3. Long-Term Incentives. The long-term performance-based compensation of executive officers takes the form of stock option awards under our stock option plans. The Committee believes that the equity-based compensation ensures that our executive officers have a continuing stake in our long-term success. All options granted by us have been granted with an exercise price equal to or in excess of the fair market value of our common stock on the date of grant. Options granted prior to December 10, 1998 become exercisable at the rate of 25% of the shares at the end of each year following the date of vesting commencement such that, subject to the employee’s or independent contractor’s continuous relationship with us, the option is fully exercisable four years from the date of the grant. Options granted after December 10, 1998 become exercisable at the rate of 25% of the shares at the end of the first year and then at the rate of 1/48 per month. Options granted as bonuses generally vest over two years, 50% after the first year monthly the following year. Options granted are subject to the employee’s or independent contractor’s continuous relationship with us. The option is fully exercisable four or two years, respectively, from the date of the grant. We have not issued any stock appreciation rights (SARs), stock purchase rights, long-term performance awards in stock to any Named Executive Officer or any other person under our stock option plans.

2005 Compensation for the Chief Executive Officer

In determining the salary of Robin Stracey for 2005, the Committee considered competitive compensation data for the presidents and chief executive officers of similar companies within the medical device and biotechnology industry, taking into consideration Mr. Stracey’s experience and knowledge. Based on our plan for specified goals, the Committee determined that Mr. Stracey’s salary should be $260,000 effective April 1, 2005 and a cash bonus could be earned of up to 50% of his base salary. Mr. Stracey received a bonus of $20,000 in 2005 related to fiscal 2004 performance.

Mr. Stracey’s base salary at the end of 2005 was below the 50th percentile of the comparative market data. It is our policy to review executive base salaries in relation to comparable positions in comparable companies. The Committee believes that base salaries should remain competitive with those in the industry taking into account the total compensation package of base salary and incentives.

Section 162(m) of the Internal Revenue Code Limitations on Executive Compensation

In 1993, Section 162(m) was added to the United Stated Internal Revenue Code of 1986, as amended. Section 162(m) may limit our ability to deduct for United States federal income tax purposes compensation in excess of $1,000,000 paid to our Chief Executive Officer and our four other highest paid executive officers in any one fiscal year. None of our executive officers received compensation in excess of this limit during fiscal 2005.

The foregoing report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under this Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate it by reference into such filing.

Respectfully submitted,

G. Kirk Raab, Chairman

John F. Blakemore, Jr.

Pablo Valenzuela

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

There are currently no employee directors serving on the Compensation Committee. No member of our Compensation Committee nor any executive officer has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

REPORT OF THE AUDIT COMMITTEE

The audit committee of our Board of Directors, or the Audit Committee consists of three non-employee directors, Blakemore, Marion and Valenzuela, each of whom has been determined to be independent under the listing standards of the NASDAQ Stock Market. The Audit Committee operates under a written charter adopted by the Board of Directors. A copy of the charter is attached as Appendix A to this Proxy Statement. Among its other functions, the Audit Committee appoints our independent accountants.

Management is responsible for our internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted accounting principles and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61.

Our independent accountants also provided to the Audit Committee the written disclosure required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” The Committee discussed with the independent accountants that firm’s independence and considered whether the non-audit services provided by the independent accountants are compatible with maintaining its independence.

Based on the Audit Committee’s discussion with management and the independent accountants, and the Audit Committee’s review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the SEC.

Respectfully submitted,

John F. Blakemore, Jr., Chairman

Andre F. Marion

Pablo Valenzuela Ph.D.

STOCK PERFORMANCE GRAPH

The following graph compares the five-year cumulative total stockholder return on our common stock with the five-year cumulative total return of the Nasdaq Stock Market, U.S. Index, and the Nasdaq Medical Equipment Index for the period beginning on December 31, 2000 and ending on December 31, 2005.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*

AMONG APPLIED IMAGING CORP.

NASDAQ STOCK MARKET (U.S. INDEX), AND,

NASDAQ MEDICAL EQUIPMENT INDEX

*	The graph assumes that $100 was invested on December 31, 2000 in our common stock, the Nasdaq Stock Market (U.S. Index), the Nasdaq Medical Equipment, and that all dividends were reinvested. No dividends have been declared or paid on our common stock. Stock performance shown in the above chart for the common stock is historical and should not be considered indicative of future price performance.

PROPOSAL NO. 2

APPROVAL OF AMENDMENT OF THE 1998 STOCK PLAN

Our Board of Directors and stockholders have previously adopted and approved the 1998 Incentive Stock Plan or the 1998 Option Plan. A total of 886,959 shares of common stock have been reserved for issuance under the 1998 Option Plan and 22,316 shares were available for future grant as of the Record Date. The last shares added to the 1998 Option Plan were in May 2001 when our Board of Directors and shareholders approved the addition of 237,500 shares to the plan.

At the Annual Meeting, the stockholders are being requested to consider and approve the proposed amendment of the 1998 Option Plan to increase the number of shares of common stock reserved for issuance thereunder by 300,000 shares.

The Board of Directors believe that the amendment is necessary to enable us to, among other things, continue its policy of employee stock ownership as a means to motivate high levels of performance and to recognize key employee accomplishments.

Summary of the 1998 Option Plan

General. The 1998 Incentive Stock Option Plan, or the 1998 Option Plan, was adopted by the Board of Directors in February 1998 and was approved by our stockholders at our 1998 Annual Meeting. The 1998 Option Plan authorizes the Board of Directors, or one or more committees which the Board may appoint from among its members, to grant options or rights to purchase common stock. options granted under the 1998 Option Plan may be either “incentive stock options” as defined in Section 422 of the Code, or nonstatutory stock options, as determined by the Board or a Board Committee. As of December 31, 2005, 1,076,903 shares were subject to outstanding options at exercise prices ranging from $1.21 to $16.12 per share and 26,039 shares were available for future grant under the 1998 Option Plan.

Purpose. The general purpose of the 1998 Option Plan is to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees and consultants and to promote the success of our business.

Administration. The 1998 Option Plan may be administered by the Board or a Board Committee, or together, the Administrator. Each option granted under the 1998 Option Plan is evidenced by a written stock option agreement between the optionee. Subject to the other provisions of the 1998 Option Plan, the Administrator has the authority: (i) to determine the fair market value of our common stock; (ii) to select the consultants and employees to whom options and stock purchase rights may be granted under the 1998 Option Plan; (iii) to determine the number of shares of common stock to be covered by each option and stock purchase right granted under the 1998 Option Plan; (iv) to approve forms of agreement for use under the 1998 Option Plan; (v) to determine the terms and conditions, not inconsistent with the terms of the 1998 Option Plan, of any option or stock purchase right granted under the 1998 Option Plan, including the exercise price, the time or times when options or stock purchase rights may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any option or stock purchase right or the shares of common stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine; (vi) to reduce the exercise price of any option or stock purchase right to the then current fair market value if the fair market value of the common stock covered by such option or stock purchase right shall have declined since the date the option or stock purchase right was granted; (vii) to institute an option exchange program; (viii) to construe and interpret the terms of the 1998 Option Plan and awards granted pursuant thereto; (ix) to prescribe, amend and rescind rules and regulations relating to the 1998 Option Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws; (x) to modify or amend each Option or stock purchase right (subject to Section 15(c) of the 1998 Option Plan); (xi) to authorize any person to execute on behalf of Applied

Imaging any instrument required to effect the grant of an Option or stock purchase right previously granted by the Administrator; and (xii) to make all other determinations deemed necessary or advisable for administering the 1998 Option Plan.

Eligibility. The 1998 Option Plan provides that options and rights may be granted to our employees and independent contractors. Incentive stock options may be granted only to employees. Any optionee who owns more than 10% of the combined voting power of all classes of outstanding stock of Applied Imaging, also known as a “10% stockholder”, is not eligible for the grant of an incentive stock option unless the exercise price of the option is at least 110% of the fair market value of the common stock on the date of grant.

Terms and Conditions of Options. Each option granted under the 1998 Option Plan is evidenced by a written stock option agreement between the optionee and us and is subject to the following terms and conditions:

•	Exercise Price. The Administrator determines the exercise price of options to purchase shares of common stock at the time the options are granted. However, excluding options issued to 10% Stockholders, the exercise price under an incentive stock option must not be less than 100% of the fair market value of the common stock on the date the option is granted. The fair market value shall be the closing sale price on any established stock exchange or national market system for such stock (or the closing bid if no sales were reported) on the date the option is granted.

•	Form of Consideration. The means of payment for shares issued upon exercise of an option is specified in each option agreement and generally may be made by cash, check, promissory note, other shares of our common stock owned by the optionee, consideration received by us under a formal cashless exercise program adopted by us, a reduction in the amount of any Company liability to the Optionee, or by a combination thereof.

•	Exercise of the Option. Each stock option agreement will specify the term of the option and the date when the option is to become exercisable. However, in no event shall an option granted under the Option Plan be exercised more than 10 years after the date of grant. Moreover, in the case of an incentive stock option granted to a 10% Stockholder, the term of the option shall be for no more than five years from the date of grant. Generally, all options granted under the 1998 Option Plan vest 25% annually, starting one year from the date of grant.

•	Termination of Employment. If an optionee’s employment or consulting relationship terminates for any reason (other than death or permanent disability), then all options held by such optionee under the 1998 Option Plan expire upon the earlier of (i) such period of time as is set forth in his or her option agreement (but not to exceed ninety days after the termination of his or her employment in the event of an incentive stock option) or (ii) the expiration date of the option. The optionee may exercise all or part of his or her option at any time before such expiration to the extent that such option was exercisable at the time of termination of employment or consulting relationship.

•	Permanent Disability. If an optionee is unable to continue his or her employment or consulting relationship with us as a result of permanent and total disability (as defined in the Code), then all options held by such optionee under the 1998 Option Plan shall expire upon the earlier of (i) 12 months after the date of termination of the optionee’s employment or (ii) the expiration date of the option. The optionee may exercise all or part of his or her option at any time before such expiration to the extent that such option was exercisable at the time of termination of employment.

•	Death. If an optionee dies while employed by us, his or her option shall expire upon the earlier of (i) 12 months after the optionee’s death or (ii) the expiration date of the option. The executors or other legal representative of the optionee may exercise all or part of the optionee’s option at any time before such expiration to the extent that such option was exercisable at the time of death.

•	Termination of Options. Each stock option agreement will specify the term of the option and the date when all or any installment of the option is to become exercisable. Notwithstanding the foregoing, however, the term of any incentive stock option shall not exceed 10 years from the date of grant. No options may be exercised by any person after the expiration of its term.

•	Nontransferability of Options. Unless determined otherwise by the Administrator, during an optionee’s lifetime, his or her option(s) shall be exercisable only by the optionee and shall not be transferable other than by will or laws of descent and distribution.

•	Value Limitation. If the aggregate fair market value of all shares of common stock subject to an optionee’s incentive stock option which are exercisable for the first time during any calendar year exceeds $100,000, the excess options shall be treated as nonstatutory options.

•	Other Provisions. The stock option agreement may contain such terms, provisions and conditions not inconsistent with the 1998 Option Plan as may be determined by the Board or Committee.

Adjustment Upon Changes in Capitalization, Corporate Transactions. In the event that the stock of Applied Imaging is changed by reason of any stock split, reverse stock split, stock dividend, recapitalization or other change in the capital structure of Applied Imaging, appropriate proportional adjustments shall be made in the number and class of shares of stock subject to the 1998 Option Plan, the number and class of shares of stock subject to any option or right outstanding under the 1998 Option Plan, and the exercise price of any such outstanding option or right. Any such adjustment shall be made upon approval of the Board and, if required, the stockholders of Applied Imaging, whose determination shall be conclusive. Notwithstanding the above, in connection with any merger, consolidation, acquisition of assets or like occurrence involving Applied Imaging, each outstanding option and right shall be assumed or an equivalent option or right substituted by a successor corporation. If the successor corporation does not assume the options or substitute substantially equivalent options, then the exercisability of all outstanding options and rights shall be automatically accelerated.

Amendment, Suspensions and Termination of the 1998 Option Plan. The Board may amend, suspend or terminate the 1998 Option Plan at any time; provided, however, that stockholder approval is required for any amendment to the extent necessary to comply with Rule 16b-3 promulgated under the Securities Exchange Act of 1934 or Section 422 of the Internal Revenue Code, or any similar rule or statute. In any event, the 1998 Option Plan will terminate automatically in the year 2008.

Federal Tax Information. Options granted under the 1998 Option Plan may be either incentive stock options, as defined in Section 422 of the Internal Revenue Code, or nonstatutory options.

An optionee who is granted an incentive stock option will not recognize taxable income either at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the option and one year after exercising the option, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of sale or exchange equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% Stockholder of Applied Imaging. Applied Imaging will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period.

All other options which do not qualify as incentive stock options are referred to as nonstatutory options. An optionee will not recognize any taxable income at the time he or she is granted a nonstatutory option. However, upon its exercise, the optionee will recognize taxable income generally measured as the excess of the then fair market value of the shares purchased over the purchase price. Any taxable income recognized in connection with an option exercise by an optionee who is also an employee of Applied Imaging will be subject to tax withholding by Applied Imaging. Upon resale of such shares by the optionee, any difference between the sale price and the optionee’s purchase price, to the extent not recognized as taxable income as described above, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

Stock purchase rights are taxed in substantially the same manner as nonstatutory options.

The foregoing is only a summary of the effect of federal income taxation upon the optionee and Applied Imaging with respect to the grant and exercise of options under the 1998 Option Plan, does not purport to be complete, and does not discuss the tax consequences of the optionee’s death or the income tax laws of any municipality, state or foreign country in which an optionee may reside.

Vote Required

The approval of the amendment of the 1998 Option Plan requires the affirmative vote of a majority of the shares of our common stock present and voting at the Annual Meeting.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” THE APPROVAL OF THE AMENDMENT OF THE 1998 OPTION PLAN.

PROPOSAL NO. 3

APPROVAL OF THE 2006 EMPLOYEE STOCK PURCHASE PLAN

Stockholders are being asked to approve our new employee stock purchase plan, the 2006 Employee Stock Purchase Plan, or the Purchase Plan. Our prior Employee Stock Purchase Plan expired in November 2005. The Board has determined that it is still in our best interests and the best interests of our stockholders to have an employee stock purchase plan. The Board has approved the Purchase Plan and reserved a total of 175,000 shares of our common stock for purchase and under the Purchase Plan, subject to stockholder approval at the Annual Meeting. The Board expects that the number of shares reserved for issuance under the Purchase Plan will be sufficient to operate the plan between three to four years without having to request additional shares. The Board will periodically review actual share consumption under the Purchase Plan and may make an additional request for shares under the Purchase Plan earlier or later than this period as needed. As of the date of stockholder approval of the Purchase Plan, no rights to purchase shares of common stock had been granted pursuant to the Purchase Plan.

Description of the 2006 Employee Stock Purchase Plan

The following is a summary of the principal features of the Purchase Plan and its operation. The summary is qualified in its entirety by reference to the Purchase Plan as set forth in Appendix B.

General.

The Purchase Plan was adopted by the Board in February 2006, subject to stockholders’ approval at the Annual Meeting. The purpose of the Purchase Plan is to provide employees with an opportunity to purchase shares of our common stock through payroll deductions.

Administration.

The Board or a committee appointed by the Board (referred to herein as the Administrator) administers the Purchase Plan. All questions of interpretation or application of the Purchase Plan are determined by the Administrator and its decisions are final, conclusive and binding upon all participants.

Eligibility.

Each of our employees or the employees of our designated subsidiaries who is a common law employee and whose customary employment with us or one of our designated subsidiaries is at least twenty hours per week and more than five months in a calendar year is eligible to participate in the Purchase Plan; except that no employee shall be granted an option under the Purchase Plan (i) to the extent that, immediately after the grant, such employee would own 5% or more of the total combined voting power of all classes of our capital stock or the capital stock of one of the designated subsidiaries, or (ii) to the extent that his or her rights to purchase stock under all of our employee stock purchase plans accrues at a rate which exceeds $25,000 worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year.

Offering Period.

The Purchase Plan is implemented by offering periods lasting approximately six months in duration with a new offering period commencing approximately on May 1 and November 1 of each year (except that the first offering period will commence on approximately June 1, 2006 and will last approximately 5 months). To participate in the Purchase Plan, each eligible employee must authorize payroll deductions pursuant to the Purchase Plan. Such payroll deductions may not be less than 1% and may not exceed 10% of a participant’s compensation during the offering period.

Once an employee becomes a participant in the Purchase Plan, the employee automatically will participate in each successive offering period until the employee withdraws from the Purchase Plan or the employee’s employment with us or the designated subsidiaries terminates. At the beginning of each offering period, each participant automatically is granted an option to purchase shares of our common stock. The option expires at the end of the offering period or upon termination of employment, whichever is earlier, but any outstanding option automatically is exercised at the end of each offering period to the extent of the payroll deductions accumulated during such offering period.

Purchase Price.

Shares of our common stock may be purchased under the Purchase Plan at a purchase price not less than 85% of the lesser of the fair market value of the common stock on (i) the first day of the relevant offering period, or (ii) the last day of the offering relevant period. The fair market value of our common stock on any relevant date generally will be the closing price per share as reported on the OTC Bulletin Board, as quoted on that exchange.

Payment of Purchase Price; Payroll Deductions.

The purchase price of the shares is accumulated by payroll deductions throughout each offering period. The number of shares of our common stock that a participant may purchase in each offering period during an offering period will be determined by dividing the total amount of payroll deductions withheld from the participant’s compensation during that offering period by the purchase price; provided, however, that a participant may not purchase more than the number of shares determined by dividing $12,500 by the fair market value of a share of our common stock on the Offering Date during any one offering period. During the offering period, a participant may discontinue his or her participation in the Purchase Plan, and may decrease or increase the rate of payroll deductions in an offering period within limits set by the Administrator.

All payroll deductions made for a participant are credited to the participant’s account under the Purchase Plan, are withheld in whole percentages only and are included with our general funds. Funds received by us pursuant to exercises under the Purchase Plan are also used for general corporate purposes. A participant may not make any additional payments into his or her account other than through payroll deductions.

Withdrawal.

Generally, a participant may withdraw from an offering period at any time by giving us a notice of withdrawal in the form prescribed by the Administrator. In such event, the payroll deductions credited to the participant’s account will be returned without interest to the participant. A participant’s withdrawal from an offering period will not affect his or her eligibility to participate in future offering periods. However, once a participant withdraws from a particular offering period, that participant may not participate again in the same offering period. To participate in a subsequent offering period, the participant must deliver to us a new subscription agreement.

Termination of Employment.

Upon termination of a participant’s employment for any reason, including disability or death, he or she will be deemed to have elected to withdraw from the Purchase Plan and the payroll deductions credited to the participant’s account will be returned without interest to him or her or, in the case of death, to the person or persons entitled thereto as provided in the Purchase Plan, and such participant’s option will automatically be terminated.

Adjustments, Dissolution, Liquidation, Merger or Change of Control.

Adjustments. If the Administrator determines that an adjustment is appropriate to prevent dilution or enlargement of the benefits (or potential benefits) under the Purchase Plan, the number of shares reserved under the Purchase Plan, the maximum number of shares that may be purchased during any offering period, as well as the number and price per share of common stock covered by each option under the Purchase Plan which has not yet been exercised shall be adjusted by the Administrator for any dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange or similar change in our corporate structure.

Dissolution or Liquidation. In the event of our proposed dissolution or liquidation, the Administrator shall shorten any offering periods then in progress by setting a new exercise date and any offering periods shall end on the new exercise date. The new exercise date shall be prior to the dissolution or liquidation. If the Administrator shortens any offering periods and offering periods then in progress, the Administrator shall notify each participant in writing prior to the new exercise date, that the exercise date has been changed to the new exercise date and that the option will be exercised automatically on the new exercise date, unless the participant withdraws from the offering period.

Change of Control. In the event of any “change of control,” as defined in the Purchase Plan, each option under the Purchase Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation. In the event the successor corporation refuses to assume or substitute for the options, the Administrator shall shorten any offering periods then in progress by setting a new exercise date and any offering periods shall end on the new exercise date. The new exercise date shall be prior to the merger or change of control. If the Administrator shortens any offering periods and offering periods then in progress, the Administrator shall notify each participant in writing prior to the new exercise date, that the exercise date has been changed to the new exercise date and that the option shall be exercised automatically on the new exercise date, unless the participant has already withdrawn from the offering period.

Amendment and Termination of the Plan.

Our Administrator may at any time terminate or amend the Purchase Plan including the term of any offering period then outstanding. Generally, no such termination can adversely affect options previously granted. Stockholder approval for amendments will be obtained to the extent necessary to comply with applicable law or regulations. The Purchase Plan will continue in effect until terminated by the Administrator in accordance with the Purchase Plan.

New Plan Benefits

Participation in the Purchase Plan is voluntary and is dependent on each eligible employee’s election to participate and his or her determination as to the level of payroll deductions. Accordingly, future purchases under the employee stock purchase plan are not determinable. Non-employee directors are not eligible to participate in the employee stock purchase plan. No purchases have been made under the Purchase Plan since its adoption by the Board.

Certain Federal Income Tax Information

The following is a brief summary of the effect of federal income taxation upon the participant and us with respect to the shares purchased under the Purchase Plan. This summary is not exhaustive, and does not discuss the tax consequences of a participant’s death or the income tax laws of any municipality, state or foreign country in which the participant may reside.

The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Internal Revenue Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the Purchase Plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax in an amount that depends upon how long the shares have been held from the date of purchase. If the shares are sold or otherwise disposed of more than two years from the first day of the applicable offering period and more than one year from the applicable date of purchase, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) an amount equal to 15% of the fair market value of the shares as of the first day of the applicable offering period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares have been held from the date of purchase. We generally are not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding periods described above.

Vote Required; Recommendation of Board of Directors

The approval of the Purchase Plan requires the affirmative vote of a majority of the shares represented in person or by proxy at the Annual Meeting and entitled to vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” THE ADOPTION OF THE 2006 EMPLOYEE STOCK PURCHASE PLAN AND THE NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER THE PURCHASE PLAN.

PROPOSAL NO. 4

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On May 2, 2005, PricewaterhouseCoopers LLP, or PwC, notified us that it would decline to stand for re-election as our independent registered public accounting firm. The Audit Committee engaged Burr, Pilger & Mayer LLP, or BPM, on May 5, 2005 to audit our consolidated financial statements for the fiscal year ended December 31, 2005. The Audit Committee of the Board has selected BPM as the independent registered public accounting firm to perform the audit of our consolidated financial statements for the fiscal year ending December 31, 2006. BPM is a registered public accounting firm.

The report of PwC on our consolidated financial statements as of and for the year ended December 31, 2003 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principle. The report of PwC on our consolidated financial statements as of and for the year ended December 31, 2004 contained an explanatory paragraph expressing significant doubt about our ability to continue as a going concern but did not contain any other adverse opinion or disclaimer of opinion, and was not further qualified or modified as to uncertainty, audit scope, or accounting principle.

During the year ended December 31, 2004 and through May 2, 2005, there were no disagreements as described under Item 304(a)(1)(iv) of Regulation S-K with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to PwC’s satisfaction, would have caused them to make reference thereto in their reports on our financial statements for such years.

During the year ended December 31, 2004 and through May 2, 2005, there were no reportable events described under Item 304(a)(1)(v) of Regulation S-K, except as described below:

As reported in our Annual Report on Form 10-K for the year ended December 31, 2004, our Audit Committee concluded, after advisement by PwC, that because of the material weaknesses disclosed in that Form 10-K, our system of internal controls over financial reporting was not effective as of December 31, 2004. Two material weaknesses in our system of internal controls were disclosed in that Form 10-K related to (i) our lack of a policy for mandatory disclosures in sales contracts, including disclosures for commitments for not yet developed software applications, and our failure to have properly trained sales personnel and management on sales contract disclosure and on the provisions of SOP 97-2 (“Statement of Position 97-2, Software Revenue Recognition”); and (ii) our failure to have qualified or properly trained personnel to review sales contracts, particularly as they relate to SOP 97-2 and customer acceptance criteria, and our failure to have a formalized review process.

We have furnished the above statements to PwC for its review. PwC has not submitted a statement for inclusion in this proxy statement stating that the above statements are incorrect or incomplete.

The Board is asking the stockholders to ratify the selection of BPM as our independent registered public accounting firm for 2006. Although not required by the law or our bylaws, the Board is submitting the selection of BPM to the stockholders for ratification as a matter of good corporate practice. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in our stockholders’ and our best interests.

Representatives of BPM are expected to be present at the meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from our stockholders.

Board of Directors’ Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE SELECTION OF BURR, PILGER & MAYER LLP AS OUR INDEPENDENT AUDITORS FOR 2006.

AUDIT FEES

The following table summarizes fees billed to us by BPM and PwC for professional services for the years ended December 31, 2005 and 2004 (in thousands):

	2005	2004
Audit Fees BPM	$221	$—
Audit Fees PWC	200	1,085
Audit Related Fees	—	—
Tax Fees BPM	24
Tax Fees PWC	12	30
All Other Fees	—	—

Total Fees	$457	$1,115

Audit Fees.    These fees were for the audit of the financial statements included in our Annual Report on Form 10-K, review of interim financial statements included in Form 10-Q and for services that are normally provided by the independent auditors in connection with statutory and regulatory filings. For 2004, the PWC audit fees for the period included $602,000 in fees related to the Audit Committee’s investigation and expanded audit leading to the restatement of our financial statements for the years ended December 31, 2003 and 2002 as well as for the quarterly periods ended June 30, 2004 and March 31, 2004. For 2005, PWC audit fees included $158,000 of fees related to the 2004 audit.

Audit Related fees.    No such services were provided by BPM in 2005 or by PwC in 2004.

Tax Fees.    These fees were for tax compliance and the preparation of federal and state tax returns in the United States and for our international subsidiaries.

All Other Fees.    No such services were provided by BPM in 2005 or by PwC in 2004.

Under its charter, the Audit Committee has the authority and responsibility to review and approve, in advance, any audit and proposed permissible non-audit services to be provided to us by our independent registered public accounting firms.

OTHER MATTERS

We know of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

ANNUAL REPORT

Our annual report to stockholders for the fiscal year ended December 31, 2005, including audited financial statements, accompanies this proxy statement. Copies of our Annual Report on Form 10-K for fiscal 2005 and the exhibits thereto are available from us without charge upon written request of a stockholder. Copies of these materials are also available online through the Securities and Exchange Commission at www.sec.gov. We may satisfy SEC rules regarding delivery of proxy statements and annual reports by delivering a single proxy statement and annual report to an address shared by two or more Company stockholders. This delivery method can result in meaningful cost savings for us. In order to take advantage of this opportunity, we may deliver only one proxy statement and annual report to multiple stockholders who share an address, unless contrary instructions are received prior to the mailing date. We undertake to deliver promptly upon written or oral request a separate copy of the proxy statement and/or annual report, as requested, to a stockholder at a shared address to which a single copy of these documents was delivered. If you hold stock as a record stockholder and prefer to receive separate copies of a proxy statement or annual report either now or in the future, please contact our investor relations representative Crocker Coulson at CCG Investor Relations by telephone at (818) 789-0100. If your stock is held through a brokerage firm or bank and you prefer to receive separate copies of a proxy statement or annual report either now or in the future, please contact your brokerage firm or bank.

THE BOARD OF DIRECTORS

San Jose, California

April 18, 2006

Appendix A

Audit Committee Charter

Purpose

The primary function of the Audit Committee (the Committee) of the Board of Directors (the Board) shall be to make examinations as are necessary to monitor (i) the quality and integrity of the financial reports provided by Applied Imaging Corp. (the Company); (ii) the Company’s systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and, (iii) the Company’s auditing, accounting and financial reporting processes generally. Consistent with this function, the Committee should periodically outline to the Board the results of its examinations and recommendations, encourage continuous improvement of, and foster adherence to, the Company’s policies, procedures and practices at all levels. The Committee’s primary duties and responsibilities are to:

•	Serve as an independent and objective party to monitor the Company’s financial reporting process and internal control system.

•	Appoint, compensate and oversee the audit efforts of the Company’s independent accountants.

•	Provide an open avenue of communication among the independent accountants, financial and senior management, the Board and employees of the Company.

In addition, the Committee will undertake such other duties as the Board may prescribe.

Membership

The Committee will be comprised of three or more directors as determined by the Board. The members of the Committee will meet the independence and experience requirements of the National Association of Securities Dealers, Inc. (NASD). The members of the Committee will be elected annually by, and serve at the discretion of, the Board. One of the members of the Committee will be elected Committee Chair by the Board.

Meetings

The Committee will meet at least twice each year and as many additional times as the Committee deems necessary. The agenda for each meeting should be cleared by the Committee Chair. The Committee will meet in separate executive sessions with the chief executive officer, chief financial officer and independent accountants at least once each year and at other times as appropriate.

Responsibilities

The responsibilities of the Committee shall include:

1.	Reviewing on a continuing basis the adequacy of the Company’s internal controls and periodic reporting disclosure controls. These shall be reviewed with management and the independent accountants.

2.	Reviewing with the Company’s management and independent accountants significant accounting and reporting principles, practices and procedures applied by the Company in preparing its financial statements. Discussing with the independent accountants their judgments about the acceptability and quality of the Company’s accounting principles used in financial reporting.

Obtaining, on a timely basis, a report from the independent accountants covering the following topics:

•	all critical accounting policies and practices to be used;

•	all alternative treatments of financial information within generally accepted accounting principles that have been discussed with the management of the company, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent accountants; and,

•	other material written communications between the independent accountants and Company management, such as any management letter or schedule of unadjusted differences.

A-1

3.	Reviewing the scope and approach of the independent accountant’s annual audit. This will include a review of the major factors, including risk factors, considered by the independent auditors in determining the scope of the annual audit. It will also include a review of the methods, practices and policies behind the annual audit.

4.	At the completion of the annual audit, review with management and the independent accountants the following:

•	The annual financial statements and related footnotes and financial information to be included in the Company’s annual report to stockholders and on Form 10-K.

•	Results of the audit of the financial statements and the related report thereon and, if applicable, a report on changes during the year in accounting principles and their application.

•	Significant changes to the audit plan, if any, and any serious disputes or difficulties with management encountered during the audit.

•	Other communications as required to be communicated by the independent accountants.

5.	Overseeing the performance of the independent accountants and deciding on their appointment, and related compensation, or termination. The Committee has the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent accountants. The Committee will pre-approve the annual engagement of the independent accountants.

6.	Pre-approving all permitted non-audit services (as defined in the Sarbanes-Oxley Act) to be undertaken by the independent accountants. The Chair of the Committee may pre-approve such activities and will report any such approvals to the Committee on a timely basis and no later than the next meeting of the Committee. Reviewing and discussing with the independent accountants, on an annual basis, all significant relationships the independent accountants have with the Company to ensure the accountant’s independence.

7.	Establishing procedures for receiving, retaining, reviewing and responding to complaints, including anonymous complaints, regarding the Company’s accounting procedures, disclosure controls, auditing matters and financial reporting.

8.	Pre-approving any proposed transaction between the Company and its officers and Directors. This would include loans, agreements and stock option awards that are not part of the normal awards made by the Board of Directors or its Compensation Committee.

9.	Reviewing legal and regulatory matters with the Company’s legal counsel that may have a material impact in the Company’s financial statements.

10.	Reviewing with management, legal counsel and the independent accountants the methods used to establish and monitor the Company’s policies with respect to unethical or illegal activities by Company directors, officers and employees that may have a material impact on the financial statements.

11.	Instituting, if necessary, special investigations and, if appropriate, hiring special counsel or expert assistance.

12.	Reviewing and reassessing the adequacy of this charter annually and recommending any proposed changes to the Board for approval.

13.	Reporting through its Chairperson to the Board following meetings of the Committee.

14.	Maintaining minutes or other records of meetings and activities of the Committee

In addition, the Committee will undertake such other duties as the Board may prescribe.

While the Audit Committee has the responsibilities and powers as set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management.

A-2

Appendix B

APPLIED IMAGING CORP.

2006 EMPLOYEE STOCK PURCHASE PLAN

1. Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Code. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a uniform and nondiscriminatory basis consistent with the requirements of Section 423 of the Code.

2. Definitions.

(a) “Administrator” shall mean the Board or any Committee designated by the Board to administer the Plan pursuant to Section 14.

(b) “Board” shall mean the Board of Directors of the Company.

(c) “Change in Control” shall mean the occurrence of any of the following events:

(i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or

(ii) The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; or

(iii) The consummation of a merger or consolidation of the Company, with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company, or such surviving entity or its parent outstanding immediately after such merger or consolidation; or

(iv) A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the Directors are Incumbent Directors. “Incumbent Directors” means Directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of Directors of the Company).

(d) “Code” shall mean the Internal Revenue Code of 1986, as amended. Any reference to a section of the Coe herein shall be a reference to any successor or amended section of the Code.

(e) “Committee” shall mean a committee of the Board appointed by the Board in accordance with Section 14 hereof.

(f) “Common Stock” shall mean the Common Stock of the Company.

(g) “Company” shall mean Applied Imaging Corp., a Delaware corporation.

(h) “Compensation” shall mean all compensation reportable on Form W-2, including without limitation base straight time gross earnings, sales commissions, payments for overtime, shift premiums, incentive compensation, incentive payments, bonuses and other compensation.

(i) “Designated Subsidiary” shall mean any Subsidiary selected by the Administrator as eligible to participate in the Plan.

(j) “Director” shall mean a member of the Board.

(k) “Eligible Employee” shall mean any individual who is a common law employee of the Company or any Designated Subsidiary and whose customary employment with the Company or any Designated Subsidiary is at least twenty (20) hours per week and more than five (5) months in any calendar year. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds ninety (90) days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave. The Administrator, in its discretion, from time to time may, prior to an Offering Date for all options to be granted on such Offering Date, determine (on a uniform and nondiscriminatory basis) that the definition of Eligible Employee will or will not include an individual if he or she: (1) has not completed at least two years of service since his or her last hire date (or such lesser period of time as may be determined by the Administrator in its discretion), (2) customarily works not more than 20 hours per week (or such lesser period of time as may be determined by the Administrator in its discretion), (3) customarily works not more than five (5) months per calendar year (or such lesser period of time as may be determined by the Administrator in its discretion), (4) is an officer or other manager, or (5) is a highly compensated employee under Section 414(q) of the Code.

(l) “Exchange Act” will mean the Securities Exchange Act of 1934, as amended.

(m) “Exercise Date” shall mean the last day of each Offering Period.

(n) “Fair Market Value” shall mean, as of any date and unless the Administrator determines otherwise, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market, The Nasdaq SmallCap Market of The Nasdaq Stock Market, or the OTC Bulletin Board, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable, or;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock on the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable, or;

(iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

(o) “Offering Date” will mean the first Trading Day of each Offering Period.

(p) “Offering Periods” shall mean the periods of approximately six (6) months during which an option granted pursuant to the Plan may be exercised, commencing (i) on the first Trading Day on or after May 1 of each year and terminating on the last Trading Day in the period ending the following October 31, approximately six months later, and (ii) on the first Trading Date on or after November 1 of each year and terminating on the last Trading Day in the period ending the following April 30, approximately six months later; provided, however, that the first Offering Period under the Plan shall commence with the first Trading Day on or after June 1, 2006, and terminate on the last Trading Day in the period ending the following October 31, approximately five (5) months later. The duration and timing of Offering Periods may be changed pursuant to Section 4 of this Plan.

(q) “Plan” shall mean this Employee Stock Purchase Plan.

(r) “Purchase Price” shall mean the price per share of Common Stock of the shares purchased under any option granted under the Plan as the Administrator may determine from time to time, in its discretion and on a uniform and nondiscriminatory basis. However, in no event will the price be less than eighty-five percent (85%) of the lower of:

(i) the Fair Market Value per share of Common Stock on the Offering Date; or

(ii) the Fair Market Value per share of Common Stock on the Exercise Date.

(s) “Subsidiary” shall mean a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

(t) “Trading Day” shall mean a day on which national stock exchanges and the Nasdaq System are open for trading.

3. Eligibility.

(a) Offering Periods. Any individual who is an Eligible Employee as of the Offering Date of any Offering Period shall be eligible to participate in such Offering Period, subject to the requirements of Section 5.

(b) Limitations. Any provisions of the Plan to the contrary notwithstanding, no Eligible Employee shall be granted an option under the Plan (i) to the extent that, immediately after the grant, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company and its Subsidiaries accrues at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the Fair Market Value of the shares of Common Stock at the time such option is granted) for each calendar year in which such option is outstanding at any time.

4. Offering Periods. The Plan shall be implemented by consecutive Offering Periods with a new Offering Period commencing on the first Trading Day on or after May 1 and November 1 of each year, or on such other date as the Board shall determine, and continuing thereafter until terminated in accordance with Section 20 hereof; provided, however, that the first Offering Period under the Plan shall commence with the first Trading Day on or after June 1, 2006, and terminate on the last Trading Day in the period ending the following October 31, approximately five (5) months later. The Board shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without stockholder approval if such change is announced prior to the scheduled beginning of the first Offering Period to be affected thereafter.

5. Participation. An Eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions in a form determined by the Administrator (or through such other electronic or other enrollment procedure prescribed by the Administrator) and filing it with the Company’s payroll office (or its designee) on or before a date prescribed by the Administrator prior to the applicable Offering Date.

6. Payroll Deductions.

(a) At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount not less than one percent (1.0%) and not exceeding ten percent (10.0%) of the Compensation which he or she receives on each pay day during the Offering Period or in such other amount as the Administrator may determine (on a uniform and nondiscriminatory basis); provided, however, that should a pay day occur on an Exercise Date, a participant shall have the payroll deductions made on such day applied to his or her account under the new

Offering Period. A participant’s subscription agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

(b) Payroll deductions for a participant shall commence on the first payday following the Offering Date and shall end on the last payday in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10 hereof.

(c) All payroll deductions made for a participant shall be credited to his or her account under the Plan and shall be withheld in whole percentages only. A participant may not make any additional payments into such account.

(d) A participant may discontinue his or her participation in the Plan as provided in Section 10, or may increase or decrease the rate of his or her payroll deductions during the Offering Period by (i) properly completing and submitting to the Company’ s payroll office (or its designee), on or before a date prescribed by the Administrator prior to an applicable Exercise Date, a new subscription agreement authorizing the change in payroll deduction rate in the form provided by the Administrator for such purpose, or (ii) following an electronic or other procedure prescribed by the Administrator. If a participant has not followed such procedures to change the rate of payroll deductions, the rate of his or her payroll deductions will continue at the originally elected rate throughout the Offering Period and future Offering Periods (unless terminated as provided in Section 10). The Administrator may, in its sole discretion, change the nature and/or number of payroll deduction rate changes that may be made by participants during any Offering Period. Any change in payroll deduction rate made pursuant to this Section 6(d) will be effective as soon as practicable after the Administrator processes a given change in payroll deduction rate.

(e) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) hereof, a participant’s payroll deductions may be decreased to zero percent (0%) at any time during an Offering Period. Payroll deductions shall recommence at the rate provided in such participant’s subscription agreement at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10 hereof.

(f) At the time the option is exercised, in whole or in part, or at the time some or all of the Company’s Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company’s or its Subsidiary’s federal, state, or any other tax liability payable to any authority, national insurance, social security or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company or its Subsidiary may, but shall not be obligated to, withhold from the participant’s compensation the amount necessary for the Company or its Subsidiary to meet applicable withholding obligations, including any withholding required to make available to the Company or its Subsidiary any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Eligible Employee.

7. Grant of Option. On the Offering Date of each Offering Period, each Eligible Employee participating in such Offering Period shall be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company’s Common Stock determined by dividing such Eligible Employee’s payroll deductions accumulated prior to such Exercise Date and retained in the Participant’s account as of the Exercise Date by the applicable Purchase Price; provided that in no event shall an Eligible Employee be permitted to purchase during each Offering Period more than the number of shares determined by dividing $12,500 by the Fair Market Value of a Share of the Company’s Common Stock on the Offering Date, (subject to any adjustment pursuant to Section 19), and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 13 hereof. The Eligible Employee may accept the grant of such option with respect to any Offering Period under the Plan, by electing to participate in the Plan in accordance with the requirements of Section 5. The Administrator may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of the Company’s Common Stock an Eligible Employee may purchase during each Offering Period. Exercise of the option shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to Section 10 hereof. The option shall expire on the last day of the Offering Period or such earlier time as the Administrator may determine pursuant to Section 20.

8. Exercise of Option.

(a) Unless a participant withdraws from the Plan as provided in Section 10 hereof, his or her option for the purchase of shares shall be exercised automatically on the Exercise Date, and the maximum number of full shares subject to option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares shall be purchased; any payroll deductions accumulated in a participant’s account which are not sufficient to purchase a full share shall be retained in the participant’s account for the subsequent Offering Period, subject to earlier withdrawal by the participant as provided in Section 10 hereof. Any other funds left over in a participant’s account after the Exercise Date shall be returned to the participant. During a participant’s lifetime, a participant’s option to purchase shares hereunder is exercisable only by him or her.

(b) If the Administrator determines that, on a given Exercise Date, the number of shares with respect to which options are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Offering Date of the applicable Offering Period, or (ii) the number of shares available for sale under the Plan on such Exercise Date, the Administrator may in its sole discretion (x) provide that the Company shall make a pro rata allocation of the shares of Common Stock available for purchase on such Exercise Date in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date. The Company may a make pro rata allocation of the shares available on the Offering Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company’s stockholders subsequent to such Offering Date.

9. Delivery. As soon as reasonably practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the delivery to each participant of the shares purchased upon exercise of his or her option in a form determined by the Administrator. No participant will have any voting, dividend, or other stockholder rights with respect to shares of Common Stock subject to any option granted under the Plan until such shares have been purchased and delivered to the participant as provided in this Section 9.

10. Withdrawal.

(a) Under procedures established by the Administrator, a participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by (i) submitting to the Company’s payroll office (or its designee) a written notice of withdrawal in the form prescribed by the Administrator for such purpose, or (ii) following an electronic or other withdrawal procedure prescribed by the Administrator. All of the participant’s payroll deductions credited to his or her account shall be paid to such participant as promptly as practicable after the effective date of his or her withdrawal and such participant’s option for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering Period. If a participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the participant re-enrolls in the Plan in accordance with the provisions of Section 5.

(b) A participant’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.

11. Termination of Employment. Upon a participant’s ceasing to be an Eligible Employee for any reason, he or she shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant’s account during the Offering Period but not yet used to purchase shares of Common Stock under the Plan will be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15, and such participant’s option shall be automatically terminated. The preceding sentence notwithstanding, a participant who receives payment in lieu of notice of termination of employment shall be treated as continuing to be an Eligible Employee for the participant’s customary number of hours per week of employment during the period in which the participant is subject to such payment in lieu of notice.

12. Interest. No interest shall accrue on the payroll deductions of a participant in the Plan.

13. Stock.

(a) Subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof, the maximum number of shares of the Company’s Common Stock which shall be made available for sale under the Plan shall be 175,000 shares of Common Stock.

(b) Until the shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), a participant shall only have the rights of an unsecured creditor with respect to such shares, and no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to such shares.

(c) Shares to be delivered to a participant under the Plan shall be registered in the name of the participant or in the name of the participant and his or her spouse.

14. Administration. The Board or a committee of members of the Board who shall be appointed from time to time by, and shall serve at the pleasure of, the Board, shall administer the Plan. The Administrator shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility, to adjudicate all disputed claims filed under the Plan and to establish such procedures that it deems necessary for administration of the Plan (including, without limitation, to adopt such procedures and sub-plans as are necessary or appropriate to permit the participation in the Plan by employees who are foreign nationals or employed outside the United States). The Administrator, in its sole discretion and on such terms and conditions as it may provide, may delegate to one or more individuals all or any part of its authority and powers under the Plan. Every finding, decision and determination made by the Administrator (or its designee) shall, to the full extent permitted by law, be final and binding upon all parties.

15. Designation of Beneficiary.

(a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

(b) Such designation of beneficiary may be changed by the participant at any time by notice in a form determined by the Administrator. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

(c) All beneficiary designations shall be in such form and manner as the Administrator may designate from time to time.

16. Transferability. Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

17. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions. Until shares are issued, participants shall only have the rights of an unsecured creditor.

18. Reports. Individual accounts shall be maintained for each participant in the Plan. Statements of account shall be given to participating Eligible Employees at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

19. Adjustments, Dissolution, Liquidation, Merger or Change in Control.

(a) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, or other change in the corporate structure of the Company affecting the Common Stock such that an adjustment is determined by the Administrator (in its sole discretion) to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Administrator will, in such manner as it may deem equitable, adjust the number and class of Common Stock which may be delivered under the Plan, the maximum number of shares each participant may purchase per Offering Period (pursuant to Section 7), and the Purchase Price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised. Any such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator. The New Exercise Date shall be before the date of the Company’s proposed dissolution or liquidation. The Administrator shall notify each participant in writing prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

(c) Merger or Change in Control. In the event of a merger or Change in Control, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, any Offering Periods then in progress shall be shortened by setting a New Exercise Date and any Offering Periods then in progress shall end on the New Exercise Date. The New Exercise Date shall be before the date of the Company’s proposed merger or Change in Control. The Administrator shall notify each participant in writing prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10.

20. Amendment or Termination.

(a) The Administrator may at any time and for any reason terminate or amend the Plan, including the termination of any Offering Period then outstanding. Except as provided in Section 19, no such termination can affect options previously granted under the Plan, provided that an Offering Period may be terminated by the Administrator on or prior to any Exercise Date if the Administrator determines that the termination, suspension or amendment of the Plan is in the best interests of the Company and its stockholders. Except as provided in Section 19 and this Section 20, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Company will obtain stockholder approval in such a manner and to such a degree as required.

(b) Without stockholder consent and without regard to whether any participant rights may be considered to have been “adversely affected,” the Administrator will be entitled to change or terminate outstanding or prospective Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’ s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable which are consistent with the Plan.

(c) In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable, modify, amend or terminate the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(i) altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

(ii) shortening any outstanding or prospective Offering Period so that Offering Period ends on a new Exercise Date or terminating any outstanding Offering Period and returning contributions made through such date to participants; and

(iii) allocating shares.

Such modifications or amendments will not require stockholder approval or the consent of any Plan participants.

21. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form and manner specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

22. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

23. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the stockholders of the Company. It shall continue in effect until terminated under Section 20 hereof.

APPLIED IMAGING CORP.

ANNUAL MEETING OF STOCKHOLDERS

TUESDAY MAY 16, 2006

9:00 a.m. Local Time

120 Baytech Drive

San Jose, California 95134

Applied Imaging Corp. 2006 Annual Meeting of Stockholders Proxy	Proxy

THIS PROXY IS SOLICITED ON BEHALF OF APPLIED IMAGING CORP.’S BOARD OF DIRECTORS FOR THE 2006 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD

TUESDAY MAY 16, 2006.

IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED “FOR” ITEMS 1 THROUGH 4.

By signing the proxy, you revoke all prior proxies and appoint Robin Stracey, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the proxy holder to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK *** EASY *** IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12 p.m. (CT) on May 15, 2006.

•	Please have your proxy card and the last four digits of your Social Security Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET — http://www.eproxy.com/aicx/ — QUICK *** EASY *** IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 15, 2006.

•	Please have your proxy card and the last four digits of your Social Security Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

•	Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Applied Imaging Corporation, c/o Shareowner Services, P.O. Box 64873, St. Paul, MN 55164-0873.

IF YOU VOTE BY PHONE OR INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD

See reverse for voting instructions.

ò  Please detach here  ò

The Board of Directors Recommends a Vote FOR items 1 thru 4:

1. Election of Class I directors:	01 Robin Stracey 02 Carl W. Hull	☐ FOR ☐ WITHHELD ☐ FOR ☐ WITHHELD

2. To approve an increase in the aggregate number of shares of common stock authorized for issuance under our 1998 Stock Plan, as amended, by 300,000 shares		☐ FOR ☐ AGAINST ☐ ABSTAIN

3. To approve the adoption of a 2006 Employee Stock Purchase Plan and the reservation of 175,000 shares of common stock for purchase under such Purchase Plan		☐ FOR ☐ AGAINST ☐ABSTAIN

4. To ratify the appointment of Burr, Pilger & Mayer LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006		☐ FOR ☐ AGAINST ☐ ABSTAIN

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right).

Address Change? Mark Box ☐ Indicate changes below: Date

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED AS FOLLOWS: (1) FOR EACH OF THE PROPOSALS IN THIS PROXY; AND (2) AS THE PROXY HOLDERS DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

Signature(s) In Box

When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. If a joint tenancy, please have both joint tenants sign.